Exhibit 10.43

AMENDMENT NO. 4 TO

MASTER SERVICES AND LICENSE AGREEMENT

This Amendment No. 4 (“Amendment 4”), dated as of December 15, 2016 (the “Amendment 4 Effective Date”),  is being entered into by and between Marchex Sales LLC, a Delaware limited liability company and successor in interest to Marchex Sales, Inc. (f/k/a MDNH, Inc.), which is a wholly-owned subsidiary of Marchex, Inc. (“Marchex”), and YellowPages.com LLC, a Delaware limited liability company formerly doing business as AT&T Interactive or ATTi (“YPC”), to amend the Master Services and License Agreement entered between YPC and Marchex effective as of October 1, 2007 (as amended by all prior amendments, Change Rule Sheets, and Project Addenda, as amended, thereto, and including all attachments, collectively the “Agreement”).   YPC and Marchex may hereinafter be referred to individually as “Party” and collectively as “Parties.”  Capitalized terms used herein but not defined shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, Marchex provides certain Advertising Services to YPC pursuant to the terms of the Agreement and certain Project Addenda thereunder; and

WHEREAS, the Parties desire to amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual acknowledgements and agreements hereinafter contained, including to be legally bound, the Parties agree as follows:

1.

Section 12.1 – Renewal Term.  In accordance with the provisions of Section 12.1 (Term) of the Agreement, the parties hereby agree to renew the Agreement for an additional two-year term, beginning January 1, 2017. Thus, except as otherwise amended herein, the Term of this Agreement shall continue in full force and effect through December 31, 2018, unless earlier terminated as provided in the Agreement.

2.	New Section 12.4 (Termination for Convenience). A new Section 12.4 is hereby added to the Master Listing and Services Agreement, as follows:

“12.4.  Termination for Convenience.  Effective beginning January 1, 2018, YPC shall have the right to terminate the Agreement or any Project Addendum, for any reason or no reason, provided YPC has given at least four (4) months prior written notice to Marchex.”

3.

Removal of Subsection 3.8.e (Additional Termination Rights). Subsection 3.8.e is hereby deleted in its entirety and replaced with the designation “INTENTIONALLY DELETED”.  The remainder of Section 3.8 shall continue intact with no changes.

4.	Other Terms of the Agreement. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

5.	Authority. Each person signing this Amendment hereby represents and warrants that he or she has full authority to execute this Amendment for the Party on whose behalf he or she is signing.

6.

Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  A signature received electronically via facsimile or email shall be as legally binding for all purposes as an original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 4 to Master Services and License Agreement effective as of the Amendment Effective Date.

YELLOWPAGES.COM LLCMARCHEX SALES LLC

BY: /s/ Mark W. SmithBY: /s/ Brendhan Hight

Name: Mark W. SmithName: Brendhan Hight

Title: Chief Executive Financial OfficerTitle: Director

Date: 12/17/2016Date: 12/13/2016